UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

FedEx Corporation

(Exact name of registrant as specified in its charter)

1-15829

(Commission

File Number)

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS.

Item 1.01.	Entry into a Material Definitive Agreement.

On April 23, 2013, FedEx Corporation’s wholly owned subsidiary Federal Express Corporation (“FedEx Express”) entered into a seven-year transportation agreement (the “Agreement”) with the United States Postal Service (the “USPS”) under which FedEx Express provides airport-to-airport transportation of USPS Priority Mail Express and Priority Mail within the United States. On February 22, 2017, the parties entered into an amendment to the Agreement whereby the initial renewal period provided in the Agreement was exercised in part and the Agreement’s period of performance was extended through September 29, 2024. The amended Agreement is expected to generate approximately $1.5 billion per year in revenue for FedEx Express over its term, which began on October 1, 2013, and ends on September 29, 2024. A copy of the amended Agreement will be filed as an exhibit to FedEx’s quarterly report on Form 10-Q for the quarter ending February 28, 2017.

Certain statements in this report, including the above statement regarding expected revenues from the amended Agreement, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to future events and financial performance. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the risks and uncertainties you can find in our press releases and other SEC filings, including the risk factors identified under the heading “Risk Factors” in “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: February 24, 2017	By:	/s/ Christine P. Richards
Christine P. Richards
Executive Vice President,
General Counsel and Secretary